Exhibit 10.6

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on August    , 2021, by and among FTAC Athena Acquisition Corp., a Cayman Islands exempted company (the “Issuer”), and the subscriber party set forth on the signature page hereto (“Subscriber”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Combination Agreement (as defined below).

WHEREAS, the Issuer is concurrently with the execution and delivery hereof entering into a Business Combination Agreement (as amended or modified, the “Combination Agreement”), by and between Pico Quantitative Trading Holdings LLC, a Delaware limited liability company (“Pico”), and Issuer, whereby the parties intend to effect a business combination between the Issuer and Pico on the terms and subject to the conditions set forth therein (collectively, the “Transactions”);

WHEREAS, prior to the closing of the Transactions (and as more fully described in the Combination Agreement), the Issuer will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”);

WHEREAS, in connection with the Transactions and contingent upon the closing of the Transactions pursuant to the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), as set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below);

WHEREAS, the Issuer and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, in connection with the Transactions, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (each, an “Other Subscriber”) have (severally and not jointly) entered into separate subscription agreements, substantially similar to this Agreement, with the Issuer (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Class A Common Stock on or prior to the Closing Date at the Purchase Price (the “Other Acquired Shares”); and

WHEREAS, the aggregate number of shares of Class A Common Stock to be sold by Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals 20,000,000 shares of Class A Common Stock for aggregate gross proceeds of $200,000,000.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). Subscriber acknowledges and agrees that, as a result of the Domestication, the Acquired Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions and shall occur immediately prior thereto (but following the Domestication). Not less than five (5) business days prior to the scheduled closing date of the Transactions (the “Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of (i) such Closing Date, (ii) that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied or waived and (iii) containing wire instructions for the payment of the Purchase Price. Subscriber shall deliver to the Issuer no later than one (1) Business Day before the Closing Date (as specified in the Closing Notice or such other date as is otherwise agreed to by the Issuer and the Subscriber) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds (i) to the account specified by the Issuer in the Closing Notice, to be held in a third-party escrow account (the “Escrow Account”) designated by the Issuer prior to the Closing Date for the benefit of the Subscriber until the Closing Date, pursuant to the terms of a customary escrow agreement to be entered into by the Issuer and the escrow agent selected by the Issuer (the “Escrow Agent”) or (ii) to an account specified by the Issuer otherwise mutually agreed by the Subscriber and the Issuer (“Alternative Settlement Procedures”). On the Closing Date, the Issuer shall deliver to Subscriber (1) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those set forth in this Subscription Agreement, arising under any written agreement to which Subscriber is a party or arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (2) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date (the “Subscriber’s Deliveries”). Unless otherwise provided pursuant to Alternative Settlement Procedures, upon the transfer of the Subscriber’s Deliveries by the Issuer to the Subscriber (or its nominee in accordance with its delivery instructions), the Escrow Agent shall release the Purchase Price from the Escrow Account to the Issuer. In the event the closing of the Transactions does not occur within five (5) business days of the Closing Date specified in the Closing Notice, unless otherwise instructed by the Issuer and the Subscriber, the Escrow Agent or the Issuer, as applicable, shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return, unless and until this Subscription Agreement is terminated in accordance with Section 6 hereof, (i) a failure to close on the expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (ii) Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon the satisfaction or waiver of the conditions set forth in this Section 2.

b. The Closing shall be subject to the satisfaction, or waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i) solely with respect to Subscriber, the representations and warranties made by the Issuer in this Subscription Agreement (other than the representations and warranties set forth in Sections 3(b), (c) and (h)) shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which shall be true and correct in all respects as of the Closing Date), and the representations and warranties made by the Issuer set forth in Sections 3(b), (c) and (h) shall be true and correct in all respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date), in each case without giving effect to the consummation of the Transactions;

(ii) solely with respect to the Issuer, the representations and warranties made by the Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects as of the Closing Date), in each case without giving effect to the consummation of the Transactions;

(iii) solely with respect to Subscriber, the Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Subscription Agreement to be performed or complied with by it at or prior to the Closing;

(iv) no governmental authority having jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect, or threatened in writing to do so, in each case that has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(v) solely with respect to Subscriber, the Issuer shall have made such filings with Nasdaq Stock Market (“Nasdaq”) as are necessary for the listing of the Acquired Shares and Other Acquired Shares, such Acquired Shares and Other Acquired Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance, and no suspension of the qualification of the Issuer’s Class A Common Stock for offering or sale or trading in any applicable jurisdiction and no suspension or removal from listing of the Issuer’s Class A Common Stock shall have occurred;

(vi) the Issuer’s stockholders shall have approved the issuance of the Acquired Shares and Other Acquired Shares as and if required by Nasdaq rules;

(vii) solely with respect to Subscriber, there shall have been no amendment or modification or waiver of any provisions of the Combination Agreement (as the same exists on the date hereof as provided to Subscriber) that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented to in writing to such amendment or modification;

(viii) solely with respect to Subscriber, there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any such Other Subscriber thereunder (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons) unless Subscriber has been offered substantially the same benefits; and

(ix)   all conditions precedent to the closing of the Transactions set forth in the Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Combination Agreement (other than those conditions that may only be satisfied at the closing of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the closing of the Transactions) and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing.

c. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Issuer Representations and Warranties. The Issuer represents and warrants to Subscriber that:

a. As of the date of this Subscription Agreement, the Issuer has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). As of the Closing Date, the Issuer will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. The Issuer has all power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Acquired Shares will be duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (except as otherwise stated herein), and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as amended as of the Closing Date), under the laws of the State of Delaware or under any agreement or instrument to which the Issuer is a party or by which the Issuer is bound.

c. This Subscription Agreement, the Combination Agreement and the Other Subscription Agreements (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and, assuming that the Transaction Documents constitute the valid and binding agreement of the other parties thereto, are valid and binding obligations of the Issuer, and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the Transaction and the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Issuer, or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of the Issuer to perform in any material respects its obligations hereunder, including the issuance and sale of the Acquired Shares (a “Material Adverse Effect”).

e. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date, including such provisions in the Issuer’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), pursuant to the terms of the Issuer’s organizational documents (as amended as of the Closing Date).

f. The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

g. The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 9(r) of this Subscription Agreement, (v) those required by Nasdaq, including with respect to obtaining approval of the Issuer’s shareholders, (vi) any filing to effectuate the Domestication and (vii) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h. As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of (i) 5,000,000 shares of preference shares, par value $0.0001 per share (“Preferred Shares”) and (ii) 550,000,000 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), including (1) 500,000,000 Class A ordinary shares (the “Class A Ordinary Shares”) and (2) 50,000,000 Class B Ordinary Shares. As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 25,660,000 Class A Ordinary Shares are issued and outstanding, (iii) 8,553,333 Class B Ordinary Shares are issued and outstanding and (iv) 6,250,000 redeemable warrants and 165,000 private placement warrants are outstanding. As of the date of this Subscription Agreement, all (i) issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Upon consummation of the Transactions, the authorized capital stock of the Issuer will consist of (I) 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), none of which will be issued or outstanding; (II) 500,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (1) 370,000,000 shares of Class A Common Stock and (2) 130,000,000 shares of Class C common stock (the “Class C Common Stock”), of which, excluding any redemptions, 54,213,333 shares of Class A Common Stock and approximately 128 million shares of Class C Common Stock will be issued and outstanding; and (III) 6,250,000 redeemable warrants and 25,000 private placement warrants, all of which will be outstanding. Except as set forth above and pursuant to the Domestication, the Other Subscription Agreements, the Combination Agreement and the other agreements and arrangements referred to in the Combination Agreement, as of the date hereof, there are no outstanding, and between the date hereof and the Closing, the Issuer will not issue, sell or cause to be outstanding, any options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Ordinary Shares or shares of Common Stock or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SEC Documents (as defined below) and (B) as contemplated by the Combination Agreement. Except as disclosed in the SEC Documents, as of the date hereof, the Issuer had no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the consummation of the Transactions.

i. The Issuer is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

j. As of the date hereof, the issued and outstanding Class A Ordinary Shares are, and as of the Closing Date, the issued and outstanding Class A Common Stock will be, registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed for trading on Nasdaq under the symbol “FTAA.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or the Class A Common Stock or prohibit or terminate the listing of the Class A Ordinary Shares or Class A Common Stock on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Issuer’s continued listing application in connection with the Transactions. Other than to effectuate the Domestication, the Issuer has taken no action that is designed to terminate the registration of the Class A Ordinary Shares or the Class A Common Stock under the Exchange Act or the listing of the Class A Ordinary Shares or Class A Common Stock on Nasdaq and is in compliance in all material respects with the continued listing requirements of Nasdaq.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement and each of the Other Subscribers under their respective Other Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares or the Other Acquired Shares by the Issuer to Subscriber and to the Other Subscribers, as applicable, in the manner contemplated by this Subscription Agreement and the Other Subscription Agreements. The Acquired Shares and the Other Acquired Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising and (ii) are not being offered to Subscriber in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

l. Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

m. Except for any Alternative Settlement Procedures, the Issuer has not, and to the Issuer’s knowledge none of its affiliates has, entered into any Other Subscription Agreement (or side letter or similar agreement in respect thereof) on terms or conditions (economic or otherwise) that are materially more favorable to such Subscriber or investor than as set forth in this Subscription Agreement; provided, however, that Subscriber acknowledges that the subscription agreement entered into with FTAC Athena PIPE Sponsor, LLC may provide that such investor may increase the number of Acquired Shares to be purchased under such agreement at any time prior to Closing.

n. Each report, statement and form (including exhibits and other information incorporated therein) filed by the Issuer with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act since the Issuer’s initial registration of the Class A Ordinary Shares (collectively, the “SEC Reports”) when filed complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later filed SEC Report) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of any SEC Report that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Reports. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception other than its Quarterly Report on Form 10-Q for the three months ended March 31, 2021. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of the Issuer’s filings with the Commission (the “SEC Documents”). In addition, the Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of the SEC Reports since its initial registration of the Class A Ordinary Shares with the Commission. Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), each complied in all material respects with the rules and regulations of the Commission with respect thereto (including the relevant interpretations thereof) as in effect at the time of filing and except as set forth in a later filed SEC Report, each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Issuer as at the respective dates thereof and for the respective periods indicated therein.

o. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Issuer.

p. Except for placement fees payable to the Placement Agents (as defined below), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer. The Issuer is solely responsible for the payment of any fees, costs, expenses (including any transfer or other taxes) and commissions of the Placement Agents.

q. Except as provided in this Subscription Agreement and the Other Subscription Agreements, none of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

r. Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

s.   Except for discussions specifically regarding the offer and sale of the Acquired Shares, the Issuer confirms that neither it nor any other person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Issuer or any of its subsidiaries, other than with respect to the Transactions and the transactions contemplated by this Subscription Agreement. The Issuer understands and confirms that Subscriber will rely on the foregoing representations in effecting transactions in securities of the Issuer. Except with respect to the Transactions and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Issuer but which has not been so publicly disclosed.

t. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, including, without limitation, Section 4(e) of this Subscription Agreement, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Acquired Shares hereunder, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement; provided that Subscriber and its pledgee shall be required to comply with the provisions of Section 4(e) hereof in order to effect a sale, transfer or assignment of Acquired Shares to such pledgee. The Issuer hereby agrees to execute and deliver such documentation as a pledgee of the Acquired Shares may reasonably request in connection with a pledge of the Acquired Shares to such pledgee by Subscriber.

u. The Issuer represents and warrants that each of the Issuer, the Transaction Parties, any of their respective directors and officers and, to the best of the Issuer’s knowledge, Pico, any of Pico’s directors and officers and any of the Issuer’s, Transaction Party’s and Pico’s employees, representatives, agents and any person acting on its or their behalf is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

v. The Issuer represents and warrants that (i) each of the Issuer, the Transaction Parties, any of their respective directors and officers and, to the Issuer’s knowledge, Pico, any of Pico’s directors and officers and any of the Issuer’s, Transaction Party’s and Pico’s employees, representatives, agents and any person acting on its or their behalf has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) the Issuer and the Transaction Parties and, to the Issuer’s knowledge, Pico has instituted and maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over the Issuer, the Transaction Parties or, to the Issuer’s knowledge, Pico with respect to such laws, regulations and rules is pending and, to the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

w. The Issuer is not, and immediately after receipt of payment for the Acquired Shares, and consummation of the Transactions, will not be (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a bank, bank holding company, financial holding company, depository institution, depository institution holding company or “covered fun” under Section 13 of the Bank Holding Company act of 1956, as amended, together with the rules and regulations promulgated thereunder.

x. The Issuer’s Class A Common Stock is or will be eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Issuer is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Common Stock. The Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

y. The Issuer acknowledges that there have been no, and in issuing the Acquired Shares the Issuer is not relying on any, representations, warranties, covenants and agreements made to the Issuer by Subscriber, any of its officers, directors or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Issuer that:

a.   If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c.   The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby (i) are fully consistent with Subscriber’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber, (iii) have been duly authorized and approved by all necessary action and (iv) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Acquired Shares.

d. The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) Subscriber’s organizational documents or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform in any material respects its obligations hereunder.

e. Subscriber (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A and (ii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule A following the signature page hereto).

f. Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to the Issuer) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal Commission interpretation or guidance, such as a so-called “4(a)(1) and a half” sale, and that any book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing restrictions and, as a result of such restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

g. Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer and that, pursuant to the Domestication, the Issuer will become a Delaware corporation on or before the Closing Date. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Placement Agents, the Issuer or any of their respective officers, directors, affiliates, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements made by the Issuer and expressly included in this Subscription Agreement.

h. To the extent applicable to it, Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

i. In making its decision to purchase the Acquired Shares, Subscriber represents that it has conducted and completed its own independent due diligence and has independently made its own analysis and decision with respect to the Subscription. Subscriber further represents and agrees that, except for the representations, warranties, covenants and agreements made by Issuer herein, on which it may rely, it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice Subscriber deems appropriate) with respect to the Subscription, the Acquired Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges and agrees that it has received, reviewed and understood the offering materials made available to it in connection with the Subscription and such other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, Pico and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Issuer directly as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges and agrees that it has not relied on any statements or other information provided by the Placement Agents or any of the affiliates thereof in any capacity with respect to the Transactions, the Issuer, Pico or its decision to purchase the Acquired Shares. Subscriber further acknowledges that the information provided to Subscriber (other than the information reflected in the representations and warranties made herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligation to purchase the Acquired Shares hereunder.

j. Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer and not by means of contact from any of Citigroup Global Markets Inc., Jefferies LLC, J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division, or J.P. Morgan Securities LLC, each acting as a joint lead placement agent for the Issuer (collectively, the “Placement Agents”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general advertising or, to its knowledge, general solicitation, and (ii) to its knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. Subscriber acknowledges and agrees that (a) Subscriber has had no contact with the Placement Agents in connection with the Subscription, (b) no Placement Agent is acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Issuer, Pico or any other person or entity in connection with the Subscription, (c) no disclosure or offering document has been prepared in connection with the offer and sale of the Acquired Shares by any Placement Agent or any of its respective affiliates, and no Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character or has provided any advice or recommendation in connection with the Subscription, (d) no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Issuer, Pico or the Subscription, and (e) no Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Issuer, Pico or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription. Subscriber hereby acknowledges and agrees that no Placement Agent or its respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer.

l. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the SEC Documents. Subscriber qualifies as a sophisticated institutional investor and has such knowledge and experience in financial, business and private equity matters as to be capable of evaluating the merits and risks of an investment both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

m. Subscriber represents and acknowledges that, alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

n. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

o. Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the OFAC List, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

p. If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, then Subscriber represents and warrants that neither the Issuer nor any Placement Agent, nor any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares.

q. Subscriber has, and at the Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

r. Subscriber acknowledges that it is aware that (i) each Placement Agent is acting as one of the Issuer’s joint lead Placement Agents, (ii) each of Citigroup Global Markets Inc. and Jefferies LLC are acting as financial advisors to Pico in connection with the Transactions, (iii) J.P. Morgan Securities LLC is acting as financial advisor to the Issuer in connection with the Transactions and (iv) J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division, is acting as capital markets advisor to the Issuer in connection with the Transactions.

s.   Subscriber acknowledges that it is aware that (i) an affiliate of J.P. Morgan Securities LLC owns, directly or indirectly, approximately 5.4% of the outstanding equity interests in Pico as of the date hereof and (ii) one of the members of the board of directors of Pico as of the date hereof is an employee of JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC.

5. Registration Rights.

a.  The Issuer agrees that, as soon as practicable, but in no event later than fifteen (15)_ business days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 80th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber, the intended method of disposition of the Acquired Shares and such other information as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or to cause the effectiveness of such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or cause the effectiveness of the Registration Statement as set forth above in this Section 5. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or the Financial Industry Regulatory Authority; provided, that, if the Commission or the Financial Industry Regulatory Authority requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw its Acquired Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by Subscriber, any Other Acquired Shares by any Other Subscribers or Class A Common Stock by any other selling stockholder named in the Registration Statement, the Issuer will promptly notify the Subscriber of such event, and such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the SEC. In such event, the number of shares of Class A Common Stock to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Acquired Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Securities (as defined below) that were not registered on the initial Registration Statement, as so amended and to use its commercially reasonable efforts to cause such amendment or Registration Statement to become effective as promptly as practicable. The Issuer will, at its own expense, use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below). The Issuer will file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Issuer issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of (A) the date on which Subscriber ceases to hold any Registrable Securities, (B) the date on which all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, other than the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c), (C) the date on which such Registrable Securities shall have ceased to be outstanding or (D) two years from the date of effectiveness of the Registration Statement. The period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

b. In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for the duration of the Registration Period;

(ii) advise Subscriber, as promptly as practicable but in any event within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Issuer’s Class A Common Stock has been listed;

(vi) allow Subscriber to review disclosure specifically regarding Subscriber in the Registration Statement on reasonable advance notice; and

(vii) use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Acquired Shares contemplated hereby and, for the duration of the Registration Period, to enable Subscriber to sell the Acquired Shares under Rule 144.

c.   Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer (which notice shall not contain material non-public information) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up. For purposes of this Section 5, “Acquired Share” shall mean, as of any date of determination, the Acquired Shares purchased hereby and any other equity security issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

d. Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e.   Indemnification.

(i) The Issuer agrees to indemnify and hold harmless, to the fullest extent permitted by law, Subscriber, its directors, officers, employees, agents, trustees, partners, members, managers, stockholders, affiliates, investment advisors and sub-advisors, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their directors, members, officers, employees and agents from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) that arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section (e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a Prospectus made available by the Issuer in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement.

(ii) In connection with any Registration Statement in which Subscriber is participating, Subscriber shall furnish to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus. Subscriber agrees, severally and not jointly with any Other Subscriber or other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors and officers, agents, employees and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their directors, members, officers, employees and agents against any Losses resulting from or arising out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Subscriber expressly for use therein; provided, however, that in no event shall the liability of each such Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber from the sale of Acquired Shares pursuant to such Registration Statement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)   The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares.

(v)   If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber from the sale of Acquired Shares pursuant to such Registration Statement giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e)(v) from any person who was not guilty of such fraudulent misrepresentation.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect (except for those provisions expressly contemplated to survive termination of this Subscription Agreement in accordance with Section 9(d)), and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (except for those provisions expressly contemplated to survive termination of this Subscription Agreement in accordance with Section 9(d)), upon the earlier to occur of (a) such date and time as the Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing Date, or become incapable of being satisfied on or prior to the Closing Date, and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) the Outside Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover Losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber in writing (including via email) of the termination of the Combination Agreement. Upon the termination hereof, any monies paid by Subscriber to the Issuer in connection herewith shall promptly (and in any event within one (1) business day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off.

7. Additional Agreements and Waivers of Subscriber.

a. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated February 22, 2021 (the “February 2021 Prospectus”), available at sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of its public shareholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the February 2021 Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Issuer’s organizational documents in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account or the Issuer or otherwise. In the event Subscriber has any claim against the Issuer as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. This paragraph shall survive any termination of this Subscription Agreement.

b. No Hedging. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales or engage in other hedging transactions of any kind with respect to the Acquired Shares during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Notwithstanding anything to the contrary set forth herein, nothing in this Section 7(b) shall prohibit such persons from engaging in hedging transactions with respect to other securities of the Issuer, including Class A Ordinary Shares or Class A Common Stock acquired in open market purchases, so long as such person does not create any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act, or short sale positions, with respect to the Acquired Shares, nor shall this Section 7(b) prohibit any other investment adviser with the Subscriber that has no knowledge of this Subscription Agreement or of Subscriber’s participation in this transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions; and in the case of a Subscriber that is a multi-managed investment bank or vehicle whereby separate portfolio managers or desks manage separate portions of such Subscriber’s assets and the portfolio managers or desks have no knowledge of the investment decisions made by the portfolio managers or desks managing other portions of such Subscriber’s assets, this Section 7(b) shall only apply with respect to the portion of assets managed by the portfolio manager or desk that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.

8. Issuer’s Covenants

a.   Except as contemplated herein, the Issuer, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

b. With a view to making available to Subscriber the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Issuer to the public without registration, the Issuer agrees, for so long as Subscriber holds Acquired Shares, to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii) furnish to Subscriber, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

c.   The Issuer will use the proceeds from the sale of the Acquired Shares and the shares issued and sold pursuant to the Other Subscription Agreements solely to finance the Transactions.

d. The legend described in Section 4(e) shall be removed and the Issuer shall issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Acquired Shares are registered for resale pursuant to an effective registration statement under the Securities Act, upon the sale thereof, (ii) the Acquired Shares are sold pursuant to Rule 144, (iii) in connection with any other sale, assignment or other transfer, such holder provides the Issuer with an opinion of counsel, in a form reasonably acceptable to the Issuer, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act, or (iv) the Acquired Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, and in each case, the holder provides the Issuer with an undertaking to effect any sales or other transfers in accordance with the Securities Act. The Issuer shall be responsible for the fees of the Transfer Agent and all DTC fees associated with such issuance. The Issuer shall use its commercially reasonable efforts at its own expense to cause its legal counsel to deliver an opinion, if necessary, to the Transfer Agent in connection with the instruction under in this Section 8(d) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Issuer as reasonably requested by the Issuer, its counsel, or the Transfer Agent, establishing that restrictive legends are no longer required.

9. Miscellaneous.

a.   Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects.

b. The Issuer and Subscriber are entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Issuer is entitled to rely upon the representations, warranties, agreements and covenants of the Subscriber set out in this Subscription Agreement.

c.   This Subscription Agreement may not be transferred or assigned without the prior written consent of each of the other parties hereto. Notwithstanding the foregoing, this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned to one or more affiliates of the Subscriber or to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investment advisor, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investment advisor, unless consented to in writing by the Issuer. Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder or any of the Issuer’s obligations may be transferred or assigned other than pursuant to the Transactions.

d. All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. All covenants made by each party hereto in this Subscription Agreement required to be performed after the Closing shall expire upon performance. All other agreements made by each party hereto in this Subscription Agreement shall expire at the Closing.

e.   The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, the Issuer agrees to keep any such information provided by Subscriber confidential; provided, further, that upon receipt of such additional information, the Issuer shall be allowed to convey such information to each Placement Agent and such Placement Agent shall keep the information confidential in accordance with the Engagement Letter (defined below).

f. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or termination is sought.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

k. Except as otherwise provided herein, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

l. The Issuer shall be responsible for the fees of the Placement Agents, the Transfer Agent, the Escrow Agent, stamp taxes and all of DTC’s fees associated with the issuance of the Acquired Shares.

m. Subscriber understands and agrees that (i) no disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Acquired Shares; (ii) none of the Placement Agents, nor any of their respective affiliates, controlling persons, directors, officers, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to the Issuer, Pico, the Transactions or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer; and (iii) in connection with the issue and purchase of the Acquired Shares, the Placement Agents have not acted as Subscriber’s financial advisor, tax advisor or fiduciary.

n. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer , to:

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Attention: Amanda Abrams

Telephone: (484) 459-3476

E-mail: amanda@ftspac.com

with a required copy to (which copy shall not constitute notice):

Ledgewood, PC

Two Commerce Square, Suite3400

2001 Market Street

Philadelphia, PA 19103

Attention: Mark E. Rosenstein

Telephone:   (215) 731-9450

Facsimile:  (215) 735-2513

E-mail: mrosenstein@ledgewood.com

o. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

p. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, THE STATE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(n) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(p).

q. If, any change in the Class A Ordinary Shares or Class A Common Stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

r. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors or employees or agents and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Issuer or any of its affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not, without the prior written consent of Subscriber, publicly disclose the name of Subscriber or any of its affiliates or include the name of Subscriber or any of its affiliates in any press release or marketing materials or in any filing with the Commission or any regulatory agency or trading market except (i) as required by state or federal securities law and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq.

s.   Each party hereto agrees for the express benefit of each Placement Agent and their respective affiliates, control persons, officers, directors, employees, partners, agents and representatives that:

(i) none of the Placement Agents (or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives) (1) has any duties or obligations other than those specifically set forth in the engagement letter among the Issuer and such Placement Agents (the “Engagement Letter”); (2) shall be liable to Subscriber, the Issuer, Pico or any Other Subscriber pursuant to this Subscription Agreement, an Other Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock for any action, including any improper payment made in accordance with the information provided by the Issuer, heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Issuer pursuant to this Subscription Agreement or the Combination Agreement or any agreement contemplated therein, or in connection with any of the Transactions; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement, the Combination Agreement or any agreement contemplated therein, or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement, the Combination Agreement or any agreement contemplated therein; and

(ii) Each Placement Agent, their respective affiliates and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Issuer, and (2) be indemnified by the Issuer for acting as Placement Agent hereunder pursuant to the indemnification provisions set forth in the Engagement Letter.

t. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase the Acquired Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, Pico or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. The decision of each Other Subscriber to purchase Other Acquired Shares pursuant to an Other Subscription Agreement has been made by such Other Subscriber independently of Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, Pico or any of their respective subsidiaries which may have been made or given by Subscriber. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Acquired Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

FTAC ATHENA ACQUISITION CORP.

By:
Name:
Title:

Date:  _____________________ , 2021

Signature Page to

Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: ______________________, 2021

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

(Please print. Please indicate name and	(Please print. Please indicate name and
capacity of person signing above)	capacity of person signing above)

Name in which securities are to be registered
(if different)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: ___________________	Telephone No.: ___________________

Facsimile No.: ____________________	Facsimile No.: ____________________

Aggregate Number of Acquired Shares subscribed for:

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

Number of Acquired Shares subscribed for and aggregate Purchase Price, accepted and agreed to as of this day of  _________________, 2021, by:

FTAC ATHENA ACQUISITION CORP.

By:
Name:
Title:

Signature Page to

Subscription Agreement

Number of Acquired Shares subscribed for and aggregate Purchase Price, accepted and agreed to as of this day of _______________ , 2021, by:

Signature of Subscriber:

By:
Name:
Title:

Signature Page to

Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

SUBSCRIPTIONS WILL BE ACCEPTED ONLY FROM PERSONS WHO QUALIFY AS AN “ACCREDITED INVESTOR” UNDER APPLICABLE SECURITIES REGULATIONS. THE SUBSCRIBER MAY BE REQUIRED TO PROVIDE SUCH FURTHER INFORMATION AND EXECUTE AND DELIVER SUCH DOCUMENTS AS THE ISSUER MAY REQUEST TO VERIFY THAT THE SUBSCRIBER QUALIFIES AS AN ELIGIBLE SUBSCRIBER. THE SUBSCRIBER UNDERSTANDS THAT THE ISSUER IS RELYING ON THE SUBSCRIBER’S RESPONSES BELOW IN DETERMINING WHETHER SUCH SUBSCRIBER QUALIFIES TO INVEST IN THE ISSUER.

Accredited Investor Status

Each Subscriber must indicate whether the intended beneficial owner of the Acquired Shares qualifies as an “accredited investor” pursuant to at least one of the following tests. (Please check all that apply, or, if none applies, consult the Issuer).

A.	Individuals and IRAs

☐	The Subscriber is (i) a natural person whose individual net worth,[1] or joint net worth with his or her spouse, at the time of subscription exceeds $1,000,000, or (ii) an IRA account of such person(s); or

☐	The Subscriber is (i) a natural person who had an individual income[2] (exclusive of any income attributable to his or her spouse) in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (ii) an IRA account of such person(s).

[1]	For purposes of this Schedule A, the term "net worth" means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; provided that, (i) the Subscriber’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the Subscriber’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Acquired Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Acquired Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the Subscriber’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Acquired Shares shall be included as a liability.

[2]	For purposes of this Schedule A, the term "individual income" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Code received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contribution to a cash or deferred arrangement under Section 401(k) of the Code.

Schedule A-1

B.	Corporations, Partnerships or Limited Liability Companies

☐	The Subscriber has total assets in excess of $5,000,000 and was not formed for the specific purpose of investing in the Company; or

☐	Each of the Subscriber’s equity owners is an accredited investor. The Issuer may require each equity owner to complete a Questionnaire.

C.	Section 501(c)(3) Organizations

☐	The Subscriber is an organization described in Section 501(c)(3) of the Code, was not formed for the specific purpose of investing in the Company and has total assets in excess of $5,000,000;

D.	Trusts

☐	The Subscriber has total assets in excess of $5,000,000, was not formed for the specific purpose of investing in the Company, and its purchase of the Acquired Shares is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment;

☐	The Subscriber is: (i) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act; (ii) acting in a fiduciary capacity; and (iii) subscribing for the purchase of the Interests being offered on behalf of a trust account or accounts; or

☐	The Subscriber is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors as described therein. The Issuer, in its sole discretion, may request information regarding the basis on which such grantors are accredited.

E.	Banks, Savings and Loans and Similar Institutions

☐	The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual capacity.

F.	Insurance Companies

☐	The Subscriber is an insurance company as defined in Section 2(13) of the Securities Act.

G.	Employee Benefit Plans

☐	The Subscriber is an employee benefit plan established by a state or political subdivision thereof with total assets in excess of $5,000,000.

☐	The Subscriber is an employee benefit plan under ERISA and (i) investment decisions are made by a plan fiduciary, or (ii) if the plan is a self-directed plan, investment decisions are made solely by persons that are accredited investors.

Schedule A-2

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-3